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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Wyndham International, Inc., (No. 333-86189) of our report dated January 23, 1998, on our audit of the financial statements of Royal Palace Hotel Associates, as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated June 2, 1998.

                                          /s/ PricewaterhouseCoopers, LLP

Tampa, Florida

September 14, 1999